Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6

*CUSIP:        21988K859

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2018.

INTEREST ACCOUNT
Balance as of February 15, 2018		$0.00
Swap Receipt Amount		$0.00
Scheduled Income received on securities		$793,125.00
Unscheduled Income received on securities		$0.00

LESS:
Swap Distribution Amount		0.00
Distribution to the Holders	–$	793,125.00
Distribution to Depositor	–$	0.00
Distribution to Trustee	–$	0.00
Balance as of August 15, 2018		$0.00

PRINCIPAL ACCOUNT
Balance as of February 15, 2018		$0.00
Scheduled Principal received on securities		$0.00

Receipt from certain Certificate Holders of 456,160 ($11,404,000 principal amount) Trust Certificates for Optional Exchange and cancellation, leaving 543,840 ($13,596,000 principal amount) Trust Certificates remaining outstanding on August 15, 2018

LESS:
Distribution of principal to Class A-1 Holders on July 11, 2014	–$	0.00
Distribution of $11,404,000 principal amount of underlying securities to certain Certificate Holders on August 15, 2018
Balance as of August 15, 2018		$0.00

UNDERLYING SECURITIES HELD AS OF        August 15, 2018

Principal Amount	Title of Security
$13,596,000	Goldman Sachs Capital I, 6.345% Capital Securities due February 15, 2034
*CUSIP: 38143VAA7

CREDIT SUPPORT AS OF        August 15, 2018

Notional Amount	Title of Security
$13,596,000	Swap Agreement Dated as of March 19, 2004 between the Trust and Lehman Brothers Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.